						Exhibit (d)(3)(i)
		AMENDED SCHEDULE A
			to the
	EXPENSE LIMITATION AGREEMENT
		VOYA FUNDS TRUST
	OPERATING EXPENSE LIMITS

Name of Fund1			Maximum Operating Expense Limit
			(as a percentage of average net assets)
Voya VACS Series HYB Fund					0.15%
Initial Term Expires August 1,
2024

			Maximum Operating Expense Limit
			(as a percentage of average net assets)
				Share Classes
Name of Fund1	A	C	I	P	P2	P3	R	R6	W

Voya Floating Rate Fund	1.00%	1.75%	0.75%	0.15%	N/A	0.00%	1.25%	N/A	0.75%
Initial Term Expires
August 1, 2012
Initial Term for Class P Expires
August 1, 2014
Term for Class W Expires August
1, 2018
Initial Term for Class P3 Expires
August 1, 2019
Voya GNMA Income Fund	0.84%	1.59%	0.54%	0.15%	N/A	N/A	N/A	0.54%	0.59%
Term Expires
August 1, 2021
Initial Term for Class P Expires
August 1, 2021
Initial Term for Class R6 Expires
August 1, 2021
Voya Government Money Market	0.40%	1.40%	0.40%	N/A	N/A	N/A	N/A	N/A	0.40%
Fund
Initial Term Expires August 1,
2021

1This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.

			Maximum Operating Expense Limit
			(as a percentage of average net assets)
				Share Classes
Name of Fund1	A	C	I	P	P2	P3	R	R6	W

Voya High Yield Bond Fund	1.10%	1.85%	0.85%	0.15%	N/A	0.00%	1.35%	0.83%	0.85%
Initial Term for Classes A, B, and
C Expires August 1, 2007
Initial Term for Class I Expires
August 1, 2010
Initial Term for Class W Expires
August 1, 2012
Initial Term for Class P Expires
August 1, 2014
Initial Term for Class R Expires
August 1, 2015
Initial Term for Class R6 Expires
August 1, 2017
Initial Term for Class P3 Expires
August 1, 2019
Voya Intermediate Bond Fund	0.75%	1.50%	0.50%	N/A	N/A	0.00%	1.00%	0.50%	0.50%
Term Expires
August 1, 2010
Initial Term for Class R6 Expires
August 1, 2014
Initial Term for Class P3 Expires
August 1, 2019
Voya Short Duration High Income	0.85%	N/A	0.60%	N/A	N/A	N/A	N/A	0.60%	N/A
Fund
Initial Term for Class A, I, and R6
Expires August 1, 2024
Voya Short Term Bond Fund	0.65%	1.40%	0.35%	N/A	0.15%	0.00%	0.90%	0.30%	0.40%
Term for Class A, C, I, P3, R, R6
and W Expires August 1, 2020
Initial Term for Class P2 Expires
August 1, 2021

HE

HE

Effective Date: February 9, 2023, to reflect addition of Voya Short Duration High Income Fund.

_______________________

1This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.